UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A/A
(Amendment No. 1)

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF
THE SECURITIES EXCHANGE ACT OF 1934

BARNWELL INDUSTRIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware	72-0496921
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1100 Alakea Street, Suite 500 Honolulu, Hawaii	96813
(Address of principal executive offices)	(Zip Code)

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.50 Par Value	NYSE American LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Not Applicable.
Securities to be registered pursuant to Section 12(g) of the Act: None

EXPLANATORY NOTE

This Form 8-A/A is filed by Barnwell Industries, Inc. (the “Registrant”), to supplement and amend the information set forth on the Form 8-A filed by the Registrant on October 17, 2023.

Item 1.	Description of Registrant’s Securities To Be Registered.

On January 25, 2023, the Registrant and Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”), entered into an Amendment No. 1 (the “Amendment”) to the Tax Benefits Preservation Plan, dated as of October 17, 2022, by and between the Registrant and the Rights Agent (the “Rights Agreement”) filed as Exhibit 4.1 to the Registrant’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on October 17, 2022.

The Amendment accelerates the expiration of the Registrant’s rights (the “Rights”) under the Rights Agreement to January 25, 2023. Consequently, the Rights Agreement terminated at that time. At the time of the termination of the Rights Agreement, all Rights distributed to holders of the Registrant’s common stock pursuant to the Rights Agreement expired.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 4.2 to this registration statement.

Item 2.	Exhibits.

4.2
Amendment No. 1 to Tax Benefits Preservation Plan, dated as of October 17, 2022, by and between Barnwell Industries, Inc. and Broadridge Corporate Issuer Solutions, Inc., as Rights Agent (incorporated by reference to Exhibit 4.1 of Barnwell Industries, Inc.’s Current Report on Form 8-K filed January 26, 2023).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BARNWELL INDUSTRIES, INC.

Date: January 25, 2023	By:	/s/ Russell M. Gifford
	Name:	Russell M. Gifford
	Title:	Executive Vice President and Chief Financial Officer

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